Exhibit 23.1

                          Independent Auditors' Consent

We consent to the incorporation by reference in the Registration Statements on Form SB-2 (File Number 333-55178) and Form S-8 (File Numbers 333-57762 and 333-33243) of FOCUS Enhancements, Inc., of our report dated April 27, 2001, appearing in this Annual Report on Form 10-KSB Of FOCUS Enhancements, Inc. for the year ended December 31, 2001.


Wolf & Company, P. C.


Boston, Massachusetts
March 29, 2002